Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Robert R. Chapman III, Chief Executive Officer of Bank of the James Financial Group, Inc., a Virginia corporation (the “Company”) and J. Todd Scruggs, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer), each certify in his capacity as an officer of the Company that he has reviewed the annual report on Form 10-K for the year ended December 31, 2007 (the “Report”) and to the best of his knowledge:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of the Company as of the dates and for the periods covered by the Report.

BANK OF THE JAMES FINANCIAL GROUP, INC.

Date: March 26, 2008	By	/S/ Robert R. Chapman III
Robert R. Chapman III
President and Director (Principal Executive Officer)

Date: March 26, 2008	By	/S/ J. Todd Scruggs
J. Todd Scruggs
Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)

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